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                                                                    EXHIBIT 10.1
DISTRIBUTORSHIP AGREEMENT (EXCLUSIVE)

         THIS DISTRIBUTORSHIP AGREEMENT, hereinafter referred to as "this
Agreement", BETWEEN   DOWNHOLE   PRODUCTS (UK), LTD., a company incorporated
under the Companies Acts (registered number 145401) and having a place of business at 144 North Deeside Road, Peterculter, Aberdeen AB14 OUD, hereinafter referred to as "the Supplier", and , TURBECO INC., having its Registered Office at, 7030 Empire Central Drive, Houston, Texas 77O4O, hereinafter referred to as "the Customer".

         WHEREAS, the Supplier is in the business of manufacturing the Products; and the Customer carries on the business of selling and servicing the Products in the Territory and wishes to purchase the Products from the supplier for that business and the Supplier is willing to supply the Products to the Customer on the terms set out in this Agreement; and

         WHEREAS, the Supplier and the Customer have agreed that the Customer shall be the exclusive and sole distributor for the products in the Territory for the duration of this Agreement.

         NOW THEREFORE, it is hereby contracted upon and agreed between the parties as follows:

1        DEFINITIONS

         1.1 In this Agreement and Schedule the following words shall have the following meanings attributed to them unless otherwise specified.

         1.1.1   COMMENCEMENT DATE means JUNE 7, 1996.

         1.1.2 AMOUNT means the amount set forth in Schedule 1 of this Agreement.

         1.1.3 ORDER(S) means a written order for Products in such form as the Supplier may prescribe from time to time.

         1.1.4 PRODUCTS means Spir-o-lizer, Spir-o-lizer Stop collars, and related products as manufactured by the Supplier as listed in Schedule 1 of this Agreement.

         1.1.5 SCHEDULE means the schedules and their constituent parts annexed hereto and forming part of this Agreement.

         1.1.6 TERRITORY means The North American Continent, specifically excluding Alaska, and others to be mutually agreed.


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         1.2     The headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

2        SUPPLY OF THE PRODUCTS

         2.1 Subject to the provisions of this Clause, the Supplier shall accept Orders from the Customer to buy the Products from the start of business on the Commencement Date.

         2.2 Acceptance by the Supplier of any Order shall result in a contract for the sale of the Products which are the subject of such Order.

         2.3 The Customer agrees to submit its Order(s) as far as possible in advance of the required delivery dates.

         2.4 The Supplier will use its best efforts to fill the Order(s) of the Customer promptly upon receipt. All deliveries shall be made and delivered to the Customer F.O.B. point of shipment. The Customer is responsible for all shipment costs and customs duties and taxes payable on the product. The Customer may return any Products which are defective at the expense of the Supplier. The Supplier will replace such defective Products at its own expense as soon as practicable.

3        RISK AND TITLE

         3.1 Risk or damage to or loss of the Products shall pass to the Customer at the date and time of delivery of the Products to the Customer in Houston, USA.

         3.2 Notwithstanding delivery and the passing of risk in the Products, or any other provision of this agreement, the property in and title to the Products shall not pass to the Customer until the Supplier has received in cash or cleared funds payment in full of all sums then due from the Customer to the Supplier.

4        CONDITIONS OF SALE

         4.1 On the date of shipment of the Products to the Customer, the Supplier shall send to the Customer an invoice specifying the products shipped.

         4.2 The Customer shall pay to the Supplier for the products within thirty (30) days of the products arrival in Houston, USA, or such other location as the Customer may from time to time designate.


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         4.3     Any standard casing size Products not required by the Customer may be returned to the Supplier for refund. Notwithstanding the foregoing all shipment and transport costs shall be the sole responsibility of the Customer. All products must be returned within or before the termination period, if any credit or refund is to be received. All products must be in a resaleable condition.

5        EXCLUSIVITY

         5.1     For the duration of this Agreement:

                 5.1.1 The Supplier shall be the exclusive supplier to the Customer in the Territory of the Products;

                 5.1.2 The Customer shall be the sole exclusive customer of the Supplier in the Territory for the sale of the Products; and

         5.2 Except as otherwise agreed between the parties, for a period of three (3) months following the termination of this Agreement;

                 5.2.1 The Supplier shall continue to be the exclusive supplier to the Customer (or any party nominated by TURBECO INC.) in the Territory of the Products;

                 5.2.2 The Customer (or the nominee of TURBECO INC.) under Clause 5.2.1 shall continue to be the exclusive customer of the Supplier in the Territory for the sale of the Products; and

                 5.2.3 The Customer shall not resell the Products outside of the Territory, but each party shall retain the rights and ability to sell the products in the Territory on a non exclusive basis after the three (3) month period has expired. Inquiries from outside the Territory will always be discussed, without exception, between the Supplier and the Customer, prior to any action.

6        CUSTOMER RESPONSIBILITIES, DUTIES AND OBLIGATIONS

         6.1 The Customer covenants and agrees, for the benefit of the Supplier, that the Customer shall:

                 6.1.1 Provide all after sales and services for parties to whom it has sold the Products;

                 6.1.2 Sell the Products as a principal and not on behalf of, or in the name of, the Supplier;


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                 6.1.3    Be responsible for, and at risk for, the collection
                 of all payment from its customers for the sale of the Products;

                 6.1.4 Notify the Supplier of any invention or improvement it may make relating to any of the Products and promptly enter into negotiations in good faith to transfer all rights to the invention or improvement to the Supplier on such terms as may be agreed. Any new products invented by the Customer which are not related to the Supplier's products covered by this Agreement shall belong to the Customer.

                 6.1.5 Keep the Supplier informed of any complaint or dispute concerning the Products;

                 6.1.6 Inform customers of the Supplier's requirements regarding the installation, use and maintenance of the Products set out in the Supplier's instruction manuals as from time to time amended; and

                 6.1.7 Not make any modification to the Products save as the Supplier may from time to time authorize in writing.

         6.2 The Customer shall not be authorized to make any representations or warranties on behalf of the Supplier with respect to the Products and any representations or warranties made or agreements entered into by the Customer in relation to the Products or otherwise shall be its exclusive responsibility.

         6.3 The Supplier sells the Products with the intent that they are free of defects in manufacture and workmanship at the time of sale. The Supplier warrants that each of its Products will be free of defects in material and workmanship under normal use and service. The obligation of the Supplier under this warranty shall be limited to the requirement that it make good at the Supplier's place of business any part or parts which are returned to the Supplier by the Customer. If any Products are determined to be defective, all costs associated with regard to the return of the products shall be paid by the Supplier. The Supplier does not warrant any products which are or have been the subject of misuse, accident, repair or alteration which affects the Products' stability or reliability.

         6.4 The Supplier agrees to defend, indemnify, and protect the Customer and hold It harmless from any loss or claim which arises out of any defect in the Products which exist at the time the Products are sold to the Customer.



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         The Customer shall give the Supplier immediate notice of any such loss or claim and cooperate fully with the Supplier in the handling of such loss or claim. The Customer agrees to defend, indemnify, and hold the Supplier harmless from any loss or claim which arises out of its negligence or that of it agents, employees or representatives in the installation, sale, servicing or use of the Products.

7        INTELLECTUAL PROPERTY AND MARKETING MATERIAL

         7.1 All drawings, notebooks, operating data, specifications, intellectual property, patent rights, and other information, data, and materials concerning the Products furnished to the Customer by the Supplier ("Know-how") shall remain the proprietary and confidential property of the Supplier and shall be used by the Customer only with respect to the sale of the Products pursuant to this Agreement and shall not be used by the Customer in connection with any other project. Such proprietary and confidential information and data shall not be shown or otherwise made available to any third party at any time without the Supplier's prior written consent nor shall any third party be permitted to measure or otherwise technically examine or test the Products without the Suppliers prior written consent. Any such proprietary and confidential information which the Customer determines must be disclosed to its employees shall only be disclosed to its employees on a need-to- know basis for the sale of the Products. Intellectual property or patent rights as may be obtained on the basis of the Know-how given or made available to the Customer or with respect to the Products shall remain the exclusive property of the Supplier.

         7.2 The Customer may use such of the Supplier's trademarks and logos as the Supplier may from time to time authorize in writing.

         7.3 The Customer shall not apply any such trademarks or logos to any item other than a Product or supply or offer to supply any other item in such a way as to mislead purchasers or prospective purchasers into thinking that it is a Product.

         7.4 The Customer shall promptly notify the Supplier of any infringement of the Know-how or trademarks of the Supplier of which it becomes and of any claim that the sale of the Products infringes on any person's rights of which it may become aware and shall at the request and expense of the Supplier take such action in respect of the infringement or claim as the Supplier may request.



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         7.5     The Supplier will provide the Customer with sufficient
         quantities of catalogues, advertising materials, service and technical guides relating to the products during the duration of this Agreement.

         7.6 The provisions of this Clause 7 shall remain in full force and effect after the termination of this Agreement.

8        NO AGENCY

         8.1 Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any party an agent of any other party in the conduct of such party's business. The Supplier and the Customer are independent contractors and the Customer is not and shall not represent itself to be an agent, employee, or representative of the Supplier. The Customer will be entitled to describe itself as a distributor of the Products.

9        MODIFICATION AND WAIVER

         9.1 This Agreement may be amended, modified, supplemented, or changed in whole or in part only by an agreement in writing making specific reference to this Agreement executed by each of the parties hereto. No waiver of any term or breach hereof shall be effective unless in writing and executed by the party whose rights are waived thereby.

10       DURATION

         10.1 This Agreement shall continue in full force and effect for a minimum of 2 years, automatically renewable on an annual basis thereafter, until the parties terminate this Agreement by mutual agreement or for good cause.

         10.2 Without prejudice to the provisions of Clause 10.1, either party shall be entitled:

                 10.2.1 By giving no less than ninety (90) days' notice to the other to terminate this Agreement, if the other party fails to make any payment in accordance with this Agreement or commits any other material breach of this Agreement; or

                 10.2.2 The Supplier shall have the right to terminate forthwith this agreement on the serving of ninety (90) days notice in writing to the Customer if within three (3) months of the date or dates hereof the Customer has not secured orders with the Supplier.



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                 10.2.3  Forthwith to terminate this Agreement if any distress or execution shall be levied upon any of the other party's goods or if the other party offers to make an arrangement with its creditors or the other party is unable to pay its debts as they fall due or any resolution or petition to wind up the other party (other than for the purpose of reorganization without insolvency) shall be passed or presented or if a receiver or manager shall be involuntarily appointed over the whole or any part of the other party's business or assets or if the other party shall suffer any analogous proceedings under foreign law.

         10.3 Any rights to terminate this Agreement shall be without prejudice to the other rights of the parties.

11       GOVERNING LAW

         11.1 This Agreement shall be governed by the Law of The State of Texas, USA, and the parties hereby submit to the nonexclusive jurisdiction of the Law of The State of Texas, USA.

12       SEVERABILITY

         12.1 If any part of this Agreement is void, voidable, or unenforceable for any reason, this Agreement shall then be considered divisible as to such part with the remainder of this Agreement remaining as valid and binding as though such part were not included in this Agreement.

13       ASSIGNMENT

         13.1 Neither party to this Agreement may assign any right or interest in this Agreement without the written consent of the other party.


14       ARBITRATION

         1 4.1   Any or all controversies or claims arising out of or relating to the breach of this Agreement shall be settled by arbitration at a mutually convenient location in The State of Texas, in accordance with the rules of the American Arbitration Association. Judgment on the award entered by the arbitrators is binding and may be entered in any court having jurisdiction thereof.

15       BINDING EFFECT

         1 5.1     This Agreement shall benefit and be binding upon the
         successors in interest and permitted assignees of the parties.


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16       NOTICES

         16.1 Unless otherwise requested by either party, all notices required or permitted to be made under this Agreement shall be made in writing and shall be sent to the name and addresses indicated below:

         SUPPLIER:                         CUSTOMER:

         144 North Deeside Road            7030 Empire Central Drive
         Peterculter, Aberdeen             Houston,
         AB14 OUD                          Texas 77040

17       SIGNING

         17.1 Each person who signs this Agreement warrants that he or she does so with the full and legal authority to execute this Agreement on behalf of the respective parties.

         IN WITNESS WHEREOF these presents consisting of this and the preceding pages are executed in the following manner:

They are subscribed for and on behalf of DOWNHOLE PRODUCTS (UK), LTD. at Peterculter, Aberdeen, on the 7 th day of June 1996, by:

                                        /s/ ALISTAR CLARK
                                        --------------------------------
                                        Director

                                        /s/ NOT LEGIBLE
                                        --------------------------------
                                        Director

They are subscribed for and on behalf of TURBECO INC. at Peterculter, Aberdeen, on the 7 th day of June 1996, by

                                         /s/ STEWART A. SIMPSON
                                         --------------------------------
                                         Division Operations Manager
                                         /s/ BILL JAYROE
                                         --------------------------------
                                         President - CEO



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